Exhibit 10.10(c)

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of July 22nd, 2009 by and between Teachers Insurance & Annuity Association of America, Inc., a New York corporation (“Landlord”), and Helix BioMedix, Inc., a Delaware corporation (“Tenant”).

RECITALS

Landlord is the landlord and Tenant is the tenant under that certain Lease dated August 14, 2001 (the “Initial Lease”), as modified by First Amendment to Lease dated for reference purposes December 6, 2005 (the “First Amendment”) and Second Amendment to Lease dated for reference purposes October 4, 2006 (the “Second Amendment”), for premises located at 22118 20th Avenue SE, Bothell, Washington, 98021, Building G, Unit 204 (“G/204”) and 22122 20th Avenue SE, Bothell, Washington, 98021, Building H, Unit 148 (“H/148”, and collectively with G/204, the “Premises”). The Premises consists of an agreed 5,284 rentable square feet comprised of 2,246 rentable square feet of office space in G/204 and 3,038 rentable square feet (being 2,378 rsf office and 660 rsf warehouse) in H/148. As used herein the “Amended Lease” shall mean the Initial Lease as amended by First Amendment and the Second Amendment, and the “Lease” shall mean the Amended Lease as modified by this Third Amendment.

The parties desire to amend the Lease to extend the Lease Term for an additional sixty-seven (67) full calendar months and make certain other modifications to the Lease, all on the following terms and conditions.

Except as otherwise specifically defined herein all capitalized terms shall have the meanings assigned in the Initial Lease.

AGREEMENT

In furtherance of the Recitals set forth above, which are incorporated herein by reference, and in consideration of the mutual promises and covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties acknowledge and agree to the following:

1. Extended Term of the Lease. Section 1(g) of the Initial Lease hereby is amended to extend the Lease Term for an additional sixty-seven (67) month term (“Third Extended Term”) commencing on December 1, 2009 (“Third Extended Term Commencement Date”) and terminating on June 30, 2015 (“Expiration Date” or “Second Extended Term Expiration Date”).

2. Base Monthly Rent. From and after the Third Extended Term Commencement Date, Section 1(h) of the Initial Lease is hereby modified such that the Base Monthly Rent for the Premises shall be as follows (“Month” refers to the period through the full applicable calendar month):

Time Period	Base Monthly Rent for G/204		Base Monthly Rent for H/148		Total Base Monthly Rent
Third Extended Term Commencement Date – Month 7	$0.00 (Abated	)	$0.00 (Abated	)	$0.00 (Abated	)
Month 8 – Month 12	$2,808.00		$3,402.00		$6,210.00
Month 13 – Month 24	$2,892.24		$3,504.06		$6,396.30
Month 25 – Month 36	$2,979.00		$3,609.18		$6,588.18
Month 37 – Month 48	$3,068.38		$3,717.46		$6,785.84
Month 49 – Month 60	$3,160.43		$3,828.98		$6,989.41
Month 61 – Month 67	$3,255.24		$3,943.85		$7,199.09

Tenant shall continue to pay all Additional Rent owing under the Lease during the Third Extended Term pursuant to the terms and conditions of the Lease.

3. As Is; Landlord’s Work. Tenant leases the Premises for the Third Extended Term in its as-is, where-is condition and acknowledges that Landlord has not agreed to and shall not be required to make any improvements or alterations to the same, except that Landlord shall undertake such maintenance and/or repairs necessary to provide that all fixtures in the Premises are in good working order as of the commencement of the Third Extended Term.

4. Brokers. Landlord was represented in this Third Amendment transaction by Scott Davis of CB Richard Ellis, and Tenant was represented in this Third Amendment transaction by Matt Hagen and Bill Neil of GVA Kidder Mathews. The brokers identified in the preceding sentence shall be compensated by Landlord pursuant to separate written agreements. Except for the brokers set forth in the first sentence of this Section, each party shall indemnify, defend and hold the other party harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under that party.

5. Right of First Opportunity For Expansion Space. Landlord hereby grants Tenant the Right of First Opportunity (“Right of First Opportunity”) on (i) all leasable space in Building G or Building H of the Canyon Park Business Center that is contiguous to the Premises; and (ii) all office space comprised of 2,000 to 4,000 rentable square feet located in Building G or Building H of the Canyon Park Business Center (collectively, the “RFO Space”). This Right of First Opportunity shall be subordinate to any other pre-existing tenant’s expansion rights as of the date of mutual execution of this Third Amendment, and Landlord further shall be entitled to voluntarily allow existing tenants to extend or renew their leases. Except as provided above, at such time as Landlord intends to offer all or part of the RFO Space for lease, Landlord shall so notify Tenant, which notice shall include the terms (rate, term, etc.) on which Landlord intends to offer the RFO Space or part thereof (the “Offered Space”). If Landlord is offering a portion of the RFO Space in conjunction with other, adjacent space, Landlord may designate the entirety of such offered space as the Offered Space. Tenant shall have seven (7) days from receipt of such notice to notify Landlord that Tenant agrees to enter into a lease for the Offered Space on the terms stated in Landlord’s notice or to enter into a lease for the Offered Space on such other terms as may be mutually agreeable to Landlord and Tenant in their sole discretion. If Tenant does not enter into a lease for the Offered Space as provided in the preceding sentence, this Right of First Opportunity shall immediately and without further action by Landlord terminate as to the Offered Space, provided that if the Offered Space (or any portion thereof) is leased to a third party, and such third party lease subsequently expires or is otherwise terminated, Tenant’s Right of First Opportunity shall be reinstituted as to such space subject, however, to any expansion rights on such space as may have been granted other tenants between the date of leasing of the space to the third party and the termination of said third-party lease. This Right of First Opportunity shall remain in effect until the Lease has expired, at which time this Right of First Opportunity shall terminate and be of no force and effect. This Right of First Opportunity shall be exercisable by Tenant only if Tenant is in possession of the Premises under the Lease and is not then nor has ever been in default under the Lease. Furthermore, this Right of First Opportunity is personal to Tenant and shall not be exercisable by any subtenant or assignee.

6. Option to Renew. Tenant’s options to renew as set forth in Section 5 of the First Amendment and Section 11 of the Second Amendment hereby are deleted in their entirety.

7. Full Force and Effect. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect. Tenant confirms that Landlord is not now and has not in the past been in default under the Lease, and Tenant has no claim against Landlord for damages or offset of any type.

8. Entire Agreement. This Third Amendment and the Amended Lease constitute the entire agreement between Landlord and Tenant with respect to the subject matter of this Third Amendment.

[Signature Page Follows]

Landlord:	Teachers Insurance & Annuity Association of America, Inc., a New York corporation

By:	/s/ Keith Awad
Keith Awad

Its:	Director

Tenant:	Helix BioMedix, Inc., a Delaware corporation

By:	/s/ R. Stephen Beatty
R. Stephen Beatty

Its:	President and CEO

STATE OF Washington	)
)ss.
COUNTY OF Snohomish	)

I certify that I know or have satisfactory evidence that R. Stephen Beatty is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the CEO of Helix BioMedix, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 7/22/09.

/s/ Yevette M. Lozano
(Signature)
Yevettte M. Lozano
(Print Name)
Notary Public, in and for the State of WA, residing at Bothell
My Commission Expires 9/19/12

STATE OF Washington	)
)ss.
COUNTY OF Snohomish	)

I certify that I know or have satisfactory evidence that Keith Awad is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Director of Teachers Insurance and Annuity Association of America to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated this 29 th day of July, 2009.

/s/ Jill Otto
(Signature)
Jill Otto
(Print Name)
Notary Public, in and for the State of WA, residing at Arlington
My Commission Expires 5/19/13